SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          Date of Report
                           June 9, 1997


                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (281) 586-8686








Item 5.  Other Information

Market Data Corp. has signed a Letter of Intent to acquire 100% of the issued and outstanding stock of Golden West Funding, Inc. of Sacramento, California. The Letter of Intent represents the willingness of the management of both companies to complete the merger and begin a growth process that will be significant for both companies. The action was approved by the board of directors by special meeting on May 30, 1997.

Golden West Funding is a national mortgage banker with fifteen branch offices in six states with annual revenues of $2,141,216 in calendar 1996. Golden West Funding is in the process of developing an Intranet Based Mortgage Video Teleconferencing System to connect its processing centers to its origination branches and real estate offices. The acquisition of Golden West Fundings' branch system will provide complete coverage of the state of California, North to South. In addition, the potential of combining the Golden West Funding Video Conferencing System with Market Data Corp.'s franchise system is exciting to contemplate. Either system provides ample opportunity for growth, but combined the synergy is powerful. Market Data's staff has over ten years in mortgage franchise experience. A new network built on Golden West's new video technology will provide a new economic model that will change the nature of the mortgage industry.

Simultaneous with the closing, Market Data will close a private placement of restricted common shares to fund the acquisition.




                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Market Data Corp.
                                  (Registrant)

6/9/97                            Mike Pope
Date                              (Signature)


6/9/97                            Philip LaPuma
Date                              (Signature)